UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 11, 2005

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Universal Health Services, Inc. (the “Company”) authorized the payment of an annual incentive bonus to Debra K. Osteen, the Company’s Vice President of Behavior Health Operations, in the amount of $117,004, in respect of the year ended December 31, 2004. Consistent with previous years, the amount of Ms. Osteen’s annual incentive bonus was determined as a percentage of her annual salary based on the achievement of divisional and corporate performance criteria, and equaled 37.5% of her annual base salary for 2004.

On March 11, 2005, the Committee authorized the payment of an annual incentive bonus to Richard C. Wright, the Company’s Vice President of Development, in the amount of $189,000, in respect of the year ended December 31, 2004. Consistent with previous years, the amount of Mr. Wright’s annual incentive bonus was determined as a percentage of his annual salary based on corporate and acquisition performance criteria and equaled 77.0% of his annual base salary for 2004.

On March 11, 2005, the Committee approved the grant of 319,340 restricted shares of the Company’s Class B Common Stock to Alan B. Miller, the Company’s Chief Executive Officer and Chairman of the Board, pursuant to the Company’s 2001 Employees’ Restricted Stock Purchase Plan. Subject to the satisfaction of the performance criteria set forth below, 33.3% of the restricted shares will vest on each of March 11, 2006, March 11, 2007 and March 11, 2008 if Mr. Miller remains employed by the Company through each applicable vesting date. In the event that Mr. Miller’s employment with the Company is terminated by reason of disability, retirement or death, that portion of restricted shares that would have otherwise vested within three months (or, in the case of death, twelve months) after the date of such termination will vest. Additionally, 200,000 of the restricted shares are subject to forfeiture in the event that Company does not achieve specified earnings per share from continuing operations for 2005 and the remaining 119,340 restricted shares are subject to forfeiture in the event that the Company does not achieve a specified return on capital for 2005.

On March 16, 2005, the Committee approved grants of five-year options to purchase the Company’s Class B Common Stock to certain of the Company’s executive officers pursuant to the Company’s Amended and Restated 1992 Stock Option Plan. One quarter of the options granted to each such executive officer will vest on each of March 16, 2006, March 16, 2007, March 16, 2008 and March 16, 2009 if that executive officer remains employed by the Company through each applicable vesting date. The following table sets forth the number of options granted to the listed executive officers of the Company on March 16, 2005:

Name	Title	Number of Options
Alan B. Miller	Chief Executive Officer and Chairman of the Board	90,000

Steve Filton	Senior Vice President and Chief Financial Officer	35,000

Debra K. Osteen	Vice President Behavioral Health Operations	35,000

Richard C. Wright	Vice President Development	20,000

In addition, on March 16, 2005, the Committee approved a grant of a five-year option to purchase 20,000 shares of the Company’s Class B Common Stock, subject to the same vesting terms outlined above, to the Company’s Regional Vice Presidents, Marc D. Miller and Michael Marquez. Marc D. Miller is also the son of Alan B. Miller, the Company’s Chief Executive Officer and Chairman of the Board.

Item 1.02 Termination of a Material Definitive Agreement.

On March 11, 2005, the Committee approved the repurchase and cancellation of 319,340 restricted shares of Class B Common Stock granted to Alan B. Miller on September 30, 2002 based on the Company’s failure to achieve performance criteria required under the terms of the original grant of such restricted stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH SERVICES, INC.

Date: March 17, 2005	By:	/s/ Alan B. Miller
	Name:	Alan B. Miller
	Title:	President and Chief Executive Officer

	By:	/s/ Steve Filton
	Name:	Steve Filton
	Title:	Senior Vice President and Chief Financial Officer